UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 18, 2004

Commission File Number 001-31657

ARENA RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada                                                                                      73-1596109

(State or other jurisdiction of                                                           (I.R.S. Employer

Incorporation or organization)                                                          Identification No.)

4920 South Lewis Street, Suite 107

Tulsa, Oklahoma 74105

(Address of principal executive officers)

(918) 747-6060

(Issuer’s telephone number)

Item 5 – Other Events and Regulation FD Disclosure

On August 18, 2004, Arena Resources, Inc. (the “Company”) issued an additional 217,500 units, consisting of one share of common stock and one warrants to purchase one share of common stock, pursuant to the exercise of the underwriters’ over-allotment option granted in connection with the Company’s principal offering of 1,450,000 units which closed on August 13, 2004.

The Company anticipates net proceeds of approximately $1,182,000 from the issuance, which the Company expects to utilize in future lease acquisitions and the development and enhancement of its existing properties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REGISTRANT:  ARENA RESOURCES, INC.

Dated: August 18, 2004

By:   /S/  William R. Broaddrick    ___

William R. Broaddrick

Vice President, Chief Financial Officer